Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

 FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Period

Ended March 31, 2009

Newton, MA (May 7, 2009): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter ended March 31, 2009.

Results for the quarter ended March 31, 2009:

Net income available for common shareholders was $30.4 million for the quarter ended March 31, 2009, compared to $14.7 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended March 31, 2009 and 2008, was $0.13 and $0.07, respectively.  Net income for the quarter ended March 31, 2009, includes an $8.7 million, or $0.04 per share, gain on sale of property, and a $7.5 million, or $0.03 per share, gain on early extinguishment of debt.

Funds from operations (FFO) available for common shareholders for the quarter ended March 31, 2009, was $62.8 million, or $0.28 per share basic, and $0.27 per share diluted, compared to FFO available for common shareholders for the quarter ended March 31, 2008, of $63.1 million, or $0.28 per share basic, and $0.27 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 225,619,502 and 254,812,160, respectively, for the quarter ended March 31, 2009, and 225,444,497 and 254,637,155, respectively, for the quarter ended March 31, 2008.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of March 31, 2009, 89.5% of HRP’s total square feet was leased, compared to 90.4% as of December 31, 2008 and 91.4% as of March 31, 2008.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

HRP signed new leases for 190,000 square feet and lease renewals for 755,000 square feet during the quarter ended March 31, 2009, for weighted average rental rates that were 6% above prior rents for the same space.  Average lease terms for leases signed during the first quarter of 2009 were 5.0 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended March 31, 2009, totaled $7.12 per square foot on a weighted average basis.

Investing and Financing Activities:

During the first quarter of 2009, HRP acquired four office properties with 392,000 square feet of space for $57.5 million, excluding closing costs, and sold one property with 50,000 square feet of space for $19.3 million, excluding closing costs.

During the three month period ended March 31, 2009, HRP repurchased 4,050,000 of its common shares at an average price of $3.57/share.  Because of changing market conditions, HRP has not purchased any additional common shares since March 31, 2009.  During the three months ended March 31, 2009, HRP also purchased $31.8 million face amount of its publicly issued debt securities and realized a gain on early extinguishment of debt of approximately $7.5 million, net of unamortized issuance costs.  Since March 31, 2009, HRP has purchased additional debt securities with a face amount of $67.7 million, which resulted in a gain on early extinguishment of debt of approximately $11.5 million, net of unamortized issuance costs and discounts, that will be reported in the second quarter of 2009.

Conference Call:

On Thursday, May 7, 2009, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the first quarter 2009 results.

The conference call telephone number is (800) 239-9838.  Participants calling from outside the United States and Canada should dial (913) 312-1265.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time on Thursday, May 14, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 1897104.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit HRP’s web site about five minutes before the call.  The archived webcast will be available for replay on HRP’s web site for about one week after the call.

Supplemental Data:

A copy of HRP’s First Quarter 2009 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of March 31, 2009, HRP owned 541 operating properties with 67.3 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.  HRP’s web site is not incorporated as part of this press release.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRP’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HRP HAS REPURCHASED SOME OF ITS EQUITY AND DEBT SECURITIES.  THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT HRP WILL CONTINUE TO REPURCHASE ITS EQUITY AND DEBT SECURITIES.  IN FACT, HRP HAS REPURCHASED ITS SECURITIES ON AN OPPORTUNISTIC BASIS, WHEN OPPORTUNITIES TO DO SO HAVE BEEN AVAILABLE AT PRICES HRP BELIEVES ARE ATTRACTIVE AND HRP HAS AVAILABLE FINANCIAL RESOURCES. HRP MAY ACCELERATE, DELAY, DISCONTINUE OR RESTART MAKING SUCH PURCHASES AT ANY TIME, IN ITS DISCRETION.

RESULTS DIFFERENT FROM THOSE STATED OR IMPLIED BY FORWARD LOOKING STATEMENTS MAY OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, LIKE CHANGES IN THE PRICES OF THE SECURITIES AVAILABLE FOR PURCHASE, ARE ONLY PARTIALLY WITHIN HRP’S CONTROL, AND SOME OF WHICH, SUCH AS CHANGES IN FINANCIAL MARKET CONDITIONS GENERALLY, ARE BEYOND HRP’S CONTROL.

INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY LAW, HRP DOES NOT ASSUME ANY OBLIGATIONS TO UPDATE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, CHANGED CIRCUMSTANCES, FUTURE EVENTS OR OTHERWISE.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended March 31,
	2009	2008

Rental income	$216,923	$201,172

Expenses:
Operating expenses	91,739	81,217
Depreciation and amortization	48,390	44,813
General and administrative	9,487	8,862
Acquisition costs	259	—
Total expenses	149,875	134,892

Operating income	67,048	66,280

Interest income	145	329
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,642 and $1,095, respectively)	(43,859)	(45,040)
Gain on early extinguishment of debt	7,513	—
Income from continuing operations before income tax expense	30,847	21,569
Income tax expense	(152)	(164)
Income from continuing operations	30,695	21,405
Discontinued operations:
Income from discontinued operations	3,672	6,001
Gain on sale of property	8,745	—
Net income	43,112	27,406
Preferred distributions	(12,667)	(12,667)
Net income available for common shareholders	$30,445	$14,739

Calculation of Funds from Operations, or FFO (1):
Net income	$43,112	$27,406
Plus: depreciation and amortization from continuing operations	48,390	44,813
Plus: depreciation and amortization from discontinued operations	11	3,550
Plus: acquisition costs (2)	259	—
Less: gain on early extinguishment of debt	(7,513)	—
Less: gain on sale of property	(8,745)	—
FFO	75,514	75,769
Less: preferred distributions	(12,667)	(12,667)
FFO available for common shareholders	$62,847	$63,102

Weighted average common shares outstanding — basic	225,619	225,444
Weighted average common shares outstanding — diluted (3)	254,812	254,637

Earnings per common share:
Income from continuing operations available for common shareholders — basic and diluted	$0.08	$0.04
Income from discontinued operations — basic and diluted	$0.06	$0.03
Net income available for common shareholders — basic and diluted	$0.13	$0.07
FFO available for common shareholders — basic	$0.28	$0.28
FFO available for common shareholders — diluted	$0.27	$0.27

Common distributions paid	$0.12	$0.21

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)          We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition costs as described in Note 2 below, gain on early extinguishment of debt and loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because, by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, some REITs may calculate FFO differently than us.

(2)          Acquisition costs are expensed under Statement of Financial Accounting Standards No. 141(R), “Business Combinations” commencing January 1, 2009.

(3)          As of March 31, 2009, our 15,180 outstanding series D preferred shares were convertible into 29,193 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO for the quarters ended March 31, 2009 and 2008.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended March 31,
	2009	2008

Net income available for common shareholders	$30,445	$14,739
Add - Series D convertible preferred distributions	6,167	6,167
Net income available for common shareholders — diluted	$36,612	$20,906

FFO available for common shareholders	$62,847	$63,102
Add - Series D convertible preferred distributions	6,167	6,167
FFO available for common shareholders — diluted	$69,014	$69,269

Weighted average common shares outstanding — basic	225,619	225,444
Effect of dilutive Series D preferred shares	29,193	29,193
Weighted average common shares outstanding — diluted	254,812	254,637

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	March 31,	December 31,
	2009	2008
		(audited)
ASSETS
Real estate properties:
Land	$1,242,053	$1,220,554
Buildings and improvements	5,051,996	5,021,703
	6,294,049	6,242,257
Accumulated depreciation	(894,801)	(862,958)
	5,399,248	5,379,299
Properties held for sale	135,760	145,849
Acquired real estate leases, net	159,428	164,308
Cash and cash equivalents	35,317	15,518
Restricted cash	9,880	10,837
Rents receivable, net of allowance for doubtful accounts of $8,305 and $8,492, respectively	203,034	196,839
Other assets, net	127,784	103,449
Total assets	6,070,451	$6,016,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$297,000	$201,000
Senior unsecured debt, net	2,209,804	2,241,225
Mortgage notes payable, net	445,705	447,693
Other liabilities related to properties held for sale	3,451	3,400
Accounts payable and accrued expenses	96,597	99,285
Acquired real estate lease obligations, net	45,577	47,839
Rent collected in advance	31,486	26,537
Security deposits	17,722	17,935
Due to affiliates	13,357	10,073
Total liabilities	3,160,699	3,094,987

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 223,683,241 and 227,731,938 shares issued and outstanding, respectively	2,237	2,277
Additional paid in capital	2,923,549	2,937,986
Cumulative net income	2,115,366	2,072,254
Cumulative common distributions	(2,469,169)	(2,441,841)
Cumulative preferred distributions	(344,595)	(331,928)
Total shareholders’ equity	2,909,752	2,921,112
Total liabilities and shareholders’ equity	$6,070,451	$6,016,099